EXECUTION COPY


                                                                     EXHIBIT 2.6
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                                 NON-COMPETITION
                                    AGREEMENT

          THIS  NON-COMPETITION  AGREEMENT  (the  "Agreement")  dated  as of the
                                                   ---------
Closing Date by and between MathSoft, Inc., a Massachusetts corporation ("Seller") and MathSoft Corporate Holdings, Inc., a Delaware corporation
  ------
("Buyer").  Capitalized  terms  used but not otherwise defined herein shall have
  -----
the  meanings  ascribed  to  them  in the Purchase Agreement (as defined below).

                                   WITNESSETH:
                                   -----------

          WHEREAS, MathSoft Engineering & Education, Inc., a Delaware Corporation and a wholly-owned subsidiary of Seller ("Company"), Seller and
                                                           -------
Buyer have entered into a Stock Purchase Agreement dated as of the Closing Date (the "Purchase Agreement"), whereby Buyer will purchase all of the outstanding
       -------------------
shares  of  capital  stock  of  the  Company  (the  "Transaction");
                                                     -----------

          WHEREAS, Seller acknowledges that it would be seriously detrimental to the Buyer if Seller competes with Buyer following the Transaction;

          WHEREAS, Buyer acknowledges that it would be seriously detrimental to the Seller if Buyer competes with Seller following the Transaction;

          WHEREAS, in connection with the Transaction, in order to preserve the value of the Buyer Business (as defined below), including its goodwill and proprietary information, that is being acquired by Buyer and to preserve the value of the Seller Business (as defined below), including its goodwill and proprietary information, the Purchase Agreement contemplates, among other things, that Seller and Buyer enter into this Agreement, and that this Agreement become effective upon the closing of the Transaction;

          NOW THEREFORE, in consideration of the mutual promises made herein, the sufficiency of which is hereby acknowledged Seller and Buyer (each a "Party"
                                                                          -----
and  collectively  referred  to  as  the  "Parties")  hereby  agree  as follows:
                                           -------

1.  Certain  Definitions
------------------------

     (a)  "Buyer  Business"  is developing, marketing or publishing any software
           ---------------
product in any form on any media that provides users with the ability to (a) perform calculations and analyses using "live" natural math notation or (b) author and publish interactive technical or educational documents in a way that is provided by the Mathcad and StudyWorks products.


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     (b)  "Seller  Business" is developing, marketing or publishing any software product in any form on any media based on the S or the R programming languages, other than Axum as licensed by Seller.

     (c) "Buyer Proprietary Information" means any information of a confidential or proprietary nature pertaining to Buyer's business, technology, finances or marketing and product strategy including, without limitation, all inventions, discoveries, research and development information, technical data, ideas, concepts, methods, processes, formulas, trade secrets, know-how, marketing plans and strategies, pre-release information directly related to Buyer products or future product plans, sales figures, sales forecasts, prices, costs or business practices, and the identity of any strategic partners that have a business relationship with Buyer, or are in discussions with Buyer regarding a potential business relationship and all other intangible assets transferred by Seller to Company on or prior to the date of this Agreement.

     (d) "Seller Proprietary Information" means any information of a confidential or proprietary nature pertaining to Seller's business, technology, finances or marketing and product strategy including, without limitation, all inventions, discoveries, research and development information, technical data, ideas, concepts, methods, processes, formulas, trade secrets, know-how, marketing plans and strategies, pre-release information directly related to Seller products or future product plans, sales figures, sales forecasts, prices, costs or business practices, and the identity of any strategic partners that have a business relationship with Seller, or are in discussions with Seller regarding a potential business relationship.

2.  Seller  Covenant  Not  to  Compete  or  Solicit
---------------------------------------------------

     (a) For a period of three years from the Closing Date (the "Non-Compete/Non-Solicitation Period"), Seller shall not engage directly or
 ------------------------------------
indirectly,  anywhere in the world (the "Territory"), in Buyer Business, whether
                                         ---------
such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a passive investor of less than five percent (5%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or other participant in such Buyer Business activities in the Territory, or assist others in Buyer Business activities in the Territory.

     (b) During the Non-Compete/Non-Solicitation Period, Seller shall not approach or solicit the services of, or initiate discussions with, any employee, supplier or contractor of Buyer with a view to causing such employee or contractor to terminate his or her employment or relationship with Buyer, unless previously agreed to in each specific case by Buyer (provided that this clause shall not prevent Seller from hiring any employee of Buyer who responds to a general solicitation, including without limitation a help wanted advertisement or posting, if Seller has not approached, solicited or otherwise initiated discussions with such employee).

     (c) During the Non-Compete/Non-Solicitation Period, Seller shall not induce or attempt to induce (including without limitation by soliciting business from) any customer, supplier, licensee or strategic partner of Buyer to cease doing business with Buyer or in any way materially interfere with the relationship between the Buyer and any of its customers, suppliers, licensees or strategic partners.


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     (d)  Seller  shall  not  use  Buyer  Proprietary Information, except to the extent that such information: (i) was or becomes publicly known, otherwise than as a consequence of a breach of this Agreement; (ii) was disclosed by Seller to satisfy a legal demand by a competent court of law or a governmental body (provided that Seller shall give timely notice to Buyer, under the circumstances, and an opportunity to contest such disclosure prior to making such disclosure); or (iii) was received from a third party who Seller reasonably believes lawfully possessed and delivered such information without restrictions as to disclosure to Seller and without breach of this Agreement.

3.  Buyer  Covenant  Not  to  Compete  or  Solicit
--------------------------------------------------

     (a) During the Non-Compete/Non-Solicitation Period, Buyer shall not engage, directly or indirectly in the Territory, in the Seller Business, whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a passive investor of less than five percent (5%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or other participant in such Seller Business activities in the Territory, or assist others in Seller Business activities in the Territory.

     (b) During the Non-Compete/Non-Solicitation Period, Buyer shall not approach or solicit the services of, or initiate discussions with, any employee, supplier or contractor of Seller with a view to causing such employee or contractor to terminate his or her employment or relationship with Seller, unless previously agreed to in each specific case by Seller (provided that this clause shall not prevent Buyer from hiring any employee of Seller who responds to a general solicitation, including without limitation a help wanted advertisement or posting, if Buyer has not approached, solicited or otherwise initiated discussions with such employee).

     (c) During the Non-Compete/Non-Solicitation Period, Buyer shall not induce or attempt to induce (including without limitation by soliciting business from) any customer, supplier, licensee or strategic partner of Seller to cease doing business with Seller or in any way materially interfere with the relationship between the Seller and any of its customers, suppliers, licensees or strategic partners.

     (d) Buyer shall not use Seller Proprietary Information, except to the extent that such information: (i) was or becomes publicly known, otherwise than as a consequence of a breach of this Agreement; (ii) was disclosed by Buyer to satisfy a legal demand by a competent court of law or a governmental body
(provided that Buyer shall give timely notice to Seller, under the circumstances, and an opportunity to contest such disclosure prior to making such disclosure); or (iii) was received from a third party who Buyer reasonably believes lawfully possessed and delivered such information without restrictions as to disclosure to Buyer and without breach of this Agreement.


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
4.     Existing  Employee  Noncompetition,  Nondisclosure  and  Developments
       ---------------------------------------------------------------------
       Agreements.
       -----------

     Seller  hereby waives as to each of the employees listed on Schedule A (the
                                                                 ----------
"Transferred  Employees")  its rights in the noncompetition provisions contained
 ----------------------
in such Transferred Employees' existing Employee Noncompetition, Nondisclosure and Developments Agreement with Seller only to the extent that, and so long as, such Transferred Employee is employed by the Company or any successor thereto and, if during the Non-Compete/Non-Solicitation Period, neither Company nor Buyer are engaged in the Seller Business.

5.  Equitable  Relief;  Construction  of  Covenants
---------------------------------------------------

     (a) The Parties agree that it would be impossible or inadequate to measure and calculate the damages from any breach of the covenants set forth in this Agreement. Accordingly, the Parties agree that if any Party breaches any provision of this Agreement, the aggrieved Party will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. The Parties further agree that no actual damages be required for such equitable relief. Each Party hereby expressly consents to the issuance of such injunctive relief, whether in the form of a temporary restraining order or otherwise, and to the ordering of such specific performance satisfying all criteria necessary to obtain such injunctive relief or specific performance.

     (b) The covenants contained in sections 2 and 3 shall be construed as a series of separate covenants, one for each country, province, state, city or other political subdivision of the Territory. Except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the covenants contained in sections 2 and 3 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

6.  Reasonableness
------------------

     The Parties hereby acknowledge and agree that the geographic boundaries, scope of prohibited activities and term of the non-competition covenants of sections 2 and 3: (i) are reasonable and are no broader than necessary to protect the Parties' ongoing business interests and (ii) do not and will not impose any unreasonable burden upon the Parties.

7.  Miscellaneous
-----------------

     (a)  Severability.  If  any portion of this Agreement is held by a court of
     -----------------
competent jurisdiction to conflict with any federal, state or local law, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.


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     (b)  No  Assignment.  No Party shall assign this Agreement or any rights or
     -------------------
obligations under this Agreement without the prior written consent of the other Parties.

     (c)  Notice.  All  notices  and  other communications hereunder shall be in
     -----------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

               (i)  if  to  Seller,  to:

                    MathSoft,  Inc.
                    1700  Westlake  Avenue  North
                    #500
                    Seattle,  WA  98109
                    Attention:  President
                    Facsimile  No.:  (206)  283-8691

                    with  a  copy  to:

                    Testa,  Hurwitz  &  Thibeault,  LLP
                    125  High  Street
                    Boston,  MA  02110
                    Attention:  Gordon  H.  Hayes,  Esq.
                    Telephone  No.:  (617)  248-7000
                    Facsimile  No.:  (617)  248-7100

              (ii)  if  to  Buyer,  to:

                    MathSoft  Corporate  Holdings,  Inc.
                    101  Main  Street
                    Cambridge,  MA  02142
                    Attention:  President
                    Facsimile  No.:  (617)  577-8829

                    with  a  copy  to:

                    Goodwin,  Procter  &  Hoar  LLP
                    Exchange  Place
                    Boston,  MA  02109
                    Attention:  H.  David  Henken,  PC
                    Telephone:  (617)  570-1672
                    Facsimile  No.:  (617)  523-1231


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
     (d)  Entire  Agreement.  This  Agreement  and  the Stock Purchase Agreement
     ----------------------
contain the entire agreement and understanding of the Parties and supersede all prior discussions, agreements and understandings relating to the subject matter of this Agreement. This Agreement may not be changed or modified, except by an agreement in writing executed by all Parties.

     (e)  Waiver  of Breach.  The waiver of a breach of any term or provision of
     ----------------------
this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

     (f)  Governing  Law.  This  Agreement  shall  be  governed,  construed  and
     -------------------
enforced by the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule.

     (g) Headings.  All captions and section headings used in this Agreement are
     ------------
for  convenient  reference  only  and  do  not  form  a  part of this Agreement.

     (h) Counterparts.  This Agreement may be executed in counterparts, and each
     ----------------
counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     (i)  Jury  Trial  Waiver.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN
          -------------------
ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT OR TORT) BROUGHT BY ANY OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS.

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     IN  WITNESS  WHEREOF,  the  Parties  have executed this Agreement as of the
Closing  Date.

BUYER:                                   SELLER:
------                                   -------

MATHSOFT  CORPORATE  HOLDINGS,  INC.     MATHSOFT,  INC.

By:  /s/  James  C.  Randles             By:  /s/  Charles  J.  Digate
   -----------------------------            ------------------------------------

   Name:  James  C.  Randles                Name:  Charles  J.  Digate
        ------------------------                 -------------------------------

   Title:  President                        Title: President and Chief Executive
         -----------------------                  ------------------------------
                                                   Officer
                                                  ---------


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